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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 333-03261) pertaining to the 1996 Employee Stock Purchase Plan, 1996 Director Option Plan, and 1992 Stock Plan of OpenVision Technologies, Inc. of our reports dated July 22, 1996, with respect to the consolidated financial statements and schedule of OpenVision Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

                                                               ERNST & YOUNG LLP

San Jose, California
September 26, 1996